Exhibit 23.1

Hillary CPA Group

Certified Public Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated January 5, 2015 of Tesoro Ventures, Inc. for the period ending November 30, 2014, which appear in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected Financial Data" in such Registration Statement.

Dated: January 5, 2014

/s/ David Lee Hillary

David Lee Hillary, Jr.

5797 East 169th Street, Suite 100

Noblesville, IN 46062

317-222-1416